CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AMENDED AND RESTATED

DISTRIBUTION AND SHAREHOLDER SERVICES AGREEMENT

This Agreement, effective as of May 1, 2012, as revised September 26, 2012, March 27, 2013 and as revised February 25, 2014 is between Jefferson National Life Insurance Company (“Company”) and Northern Lights Variable Trust (the “Trust”), and is intended to supplement the Participation Agreement dated July 1, 2007, as amended, by and between the Company and the Trust.

Whereas, the funds listed in Exhibit A hereto, each of which is a series of the Trust (each a “Fund” and collectively, the “Funds”) have adopted a plan (“12b-1 Plan”) for purposes of paying for distribution and shareholder services under Rule 12b-1 of the Investment Company Act of 1940 with respect to the Fund; and

Whereas, the Company intends to issue Contracts that will be funded by an investment in the Fund; and

Whereas, the Company is interested in performing distribution and shareholder services for the Trust with respect to each Fund in exchange for the receipt of fees pursuant to the 12b-1 Plan.

In consideration of the foregoing and the mutual covenants set forth below the Company and the Trust agree as follows:

1. Distribution and Shareholder Services. The Company has agreed to assist Trust, as it may request from time to time, with the provision of distribution and shareholder services to the Fund, as they may relate to the investment in the Fund by the Separate Accounts. It is anticipated that such services shall include any activities primarily intended to result in the sale of shares of the Fund, including (but not limited to); distribution of Fund reports, prospectuses, and SAIs to other than existing holders of Contracts; the preparation and distribution of sales literature and advertising material for the Fund as may be reasonably requested by the Fund from time to time; continuing education and training of insurance agents and other representatives of the Company, as well as other financial advisors, with respect to the Fund and serving as funding vehicles for the Contracts; the provision of distribution support services by insurance agents and other representatives of the Company, as well as other financial advisors, who will provide personal service and attention to the foregoing; and other distribution and shareholder services in respect of the Fund as mutually agreed upon from time to time.

2. Payment for Services. In consideration of the distribution and shareholder services to be provided by the Company and its agents, the Trust, in accordance with the 12b-1 Plan, shall pay to the Company the fees with respect to each Fund equal to the amount set forth in Exhibit A per annum of the average aggregate net asset value of the shares of the Fund held by the Separate Accounts under the

Participation Agreement. For purposes of computing the payment to the Company contemplated under this Paragraph 2, the average aggregate net asset value of shares of the Fund held by the Separate Accounts over a monthly period shall be computed by totaling each Separate Account’s aggregate investment (share net asset value multiplied by total number of shares held by the Separate Account) on each business day during the calendar month, and dividing by the total number of business days during each month. The Payments contemplated by this Paragraph 2 shall be calculated by the Fund at the end of each calendar month and will be paid to each Company within 30 business days thereafter.

3. Term and Termination. This Agreement will terminate automatically upon assignment. Unless terminated as herein provided, this Agreement shall continue in effect for one year from the effective date and shall continue in effect for successive periods of one year thereafter, but only so long as each such continuance is specifically approved by votes of a majority of both: (i) the Trustees of the Trust; and (ii) the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Agreement (the “Qualified Trustees”), cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated with respect to the Fund at any time by the vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund. If this Agreement is terminated with respect to the Fund, the Fund will not be required to make any payments for expenses incurred after the date of termination. Unless terminated with respect to the Fund by the vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, payments pursuant to this Agreement shall continue for so long as the Separate Accounts own shares of the Fund.

4. Relationship to Other Agreements. This Agreement is intended to supplement the Participation Agreement and not intended to conflict with or supersede the provisions of the Participation Agreement. All representations and warranties made by the parties in the Participation Agreement are incorporated into this Agreement and shall be deemed to have been made in connection with this Agreement.

NORTHERN LIGHTS VARIABLE TRUST

/s/ Andrew Rogers
Name: Andrew Rogers
Title: President

JEFFERSON NATIONAL IFE INSURANCE COMPANY

By:	/s/Craig A Hawley
Name:	Craig A. Hawley
Title:	General Counsel

Exhibit A
Fund	Fee
Changing Parameters Portfolio	[**]

Adaptive Allocation Portfolio	[**]

JNF Equity Portfolio	[**]

JNF Balanced Portfolio	[**]

JNF SSgA Retirement Income Portfolio	[**]

TOPS° Capital Preservation ETF Portfolio	[**]

TOPS° Balanced ETF Portfolio	[**]

TOPS° Moderate Growth ETF Portfolio	[**]

TOPS° Growth ETF Portfolio	[**]

TOPS° Aggressive Growth ETF Portfolio	[**]

TOPS° Managed Risk Balanced ETF Portfolio	[**]

TOPS° Managed Risk Moderate Growth ETF Portfolio	[**]

TOPS° Managed Risk Growth ETF Portfolio	[**]

Power Income VIT Fund	[**]

Mariner Hyman Beck Portfolio	[**]

Innealta Capital Country Rotation Portfolio	[**]

Innealta Capital Sector Rotation Portfolio	[**]

Probabilities VIT Fund	[**]

7Twelve Balanced Portfolio	[**]

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

NORTHERN LIGHTS VARIABLE TRUST

September 26, 2012

Jefferson National Life Insurance Company

9920 Corporate Campus Drive, Suite 1000

Louisville, Kentucky 40223

Ladies and Gentlemen:

Re: Fee Letter Agreement for Administrative Services

Pursuant to the Participation Agreement by and among Northern Lights Variable Trust (the “Trust”) and Jefferson National Life Insurance Company (the “Company”), the Company will provide certain administrative services to the series of the Trust specified in Schedule A (each a “Fund” and collectively the “Funds”).

In recognition of the reduction in administrative expenses that derives from the Company’s performance of said administrative services to the variable annuity contracts and variable life insurance policies (the “Contracts”), the Trust agrees to pay the Company the fee specified below for each Fund specified in Schedule A to this Letter Agreement.

I.	Administrative Expense Payments

(a)

Subject to paragraph (c) of this section, the Trust agrees to pay the Company at the end of each month an amount equal to the percentages of average daily net assets shown on Schedule A hereto for each applicable Fund during the month.

(b)	The Trust shall calculate and make the payment described in paragraph (a) of this section within 15 days of the end of each month without demand or notice from the Company.

(c)	The Company and the Trust understand that the Trust may enter into similar administrative services agreements with other insurance companies with regard to any Fund.

2.	Services Provided by the Company

The Company agrees to provide the following administrative services to the Trust and the Funds:

•

periodic reporting of information to the Trust, such reports to indicate the number of owners of Contracts that hold through a Contract interests in each Account as defined in the Participation Agreement.

•	distribution of annual and semi-annual shareholder reports and other shareholder communications to owners of Contracts indirectly invested in one or more Funds.

•	distribution of Fund prospectuses to owners of Contracts indirectly invested in one or more Funds.

•	preparation, printing and distribution of confirmation and quarterly account statements to owners of Contracts.

•	distribution of proxy statements and other proxy material to owners of Contracts indirectly invested in the Funds to which such statements and materials relate.

•	solicitation of Contract owner voting instructions and tabulation of the same.

•	provision of telephone inquiry support.

•	provision of other administrative support to the Trust or the Funds as mutually agreed from time to time between the Trust and the Company.

•	transmission of purchase and redemption requests to the Trust’s transfer agent.

•	prepare and provide reports to third-party reporting services.

•	relieve the Trust or the Funds of other incidental administrative services generally provided by mutual funds to their shareholders by providing the same to Contract owners.

The Trust and the Company understand that the Company is obligated by the Participation Agreement to perform, provide or pay for certain of the foregoing services and payments under this Agreement may serve to compensate the Company, in whole or in part, for such Participation Agreement obligations.

3.	Nature of Payments

The Company and the Trust recognize and agree that the Trust’s payments to the Company under this Letter Agreement are for administrative services only and (a) do not constitute payment in any manner for investment advisory services or for the cost of distributing the Contracts or of Fund shares, and (b) are not otherwise related to investment advisory or distribution services or expenses, or administrative services that the Company is obligated by the Contracts to provide to owners of Contracts. In this regard, the Company represents that:

•	payments to the Company from the Trust under this Letter Agreement are for the administrative services described herein.

•	the administrative services herein are not ones for which the Trust has agreed to perform, provide or pay for under the Participation Agreement.

•	the Company has the legal authority to accept such payments.

•

to the extent required by applicable law, the Company has taken such payments into account in making any determinations pursuant to Sections 26(f)(2)(A) and 26(0(3) of the Investment Company Act of 1940 for the Contracts.

The amount of administrative expense payments made by the Trust to the Company pursuant to section 1(a) of this Letter Agreement are not, and shall not be deemed to be, indicative of the actual costs to the Company of providing administrative services to the Trust and the Funds.

4.	Term and Termination

This Letter Agreement shall remain in full force and effect for a period of one year from the date hereof and shall be automatically renewed thereafter for successive one-year periods, unless (a) terminated in mutual agreement in writing or (b) terminated with 30 days written notice before the end of any one-year term. This Letter Agreement shall terminate automatically upon termination of the Participation Agreement. Notwithstanding anything contained herein to the contrary, upon termination of this Letter agreement, Company shall be entitled to receive the administrative expense payments pursuant to paragraph 1 for so long as Company owns Fund shares and continues to perform the administrative services.

5.	Amendment

This Letter Agreement may be amended only by mutual agreement of the Trust and the Company in writing, except that the parties agree that the Trust may unilaterally amend Schedule A to this Agreement to add additional investment company series (“New Funds”) as Funds (provided such New Funds are offered in the Company’s variable annuities) subject to the provisions of this Letter Agreement by sending to Company a written notice of the New Funds and indicating therein the fees to be paid to the Company.

If you are in agreement with the foregoing, please sign and date below where indicated and return one copy of this signed Letter Agreement to me.

Very truly yours,

Northern Lights Variable Trust

By:	/s/ Andrew Rogers
Name: Andrew Rogers
Title: President

Accepted and agreed to as of September 26, 2012 Jefferson National Life Insurance Company

By:	/s/ Craig Hawley
Name:	Craig Hawley
Title:	General Counsel & Secretary

SCHEDULE A

FUND	Annual Fee
JNF Equity Portfolio	[**]
JNF Balanced Portfolio	[**]
BCM Decathlon Aggressive Portfolio	[**]
BCM Decathlon Conservative Portfolio	[**]
BCM Decathlon Moderate Portfolio	[**]
Innealta Capital Country Rotation Portfolio	[**]
Innealta Capital Sector Rotation Portfolio	[**]

*

The Company has agreed that the fees received pursuant to the Portfolio’s Rule 12b-1 Plan is adequate compensation for both the distribution services provided by the Company pursuant to the Distribution Services Agreement and the shareholder and administrative services provided by the Company pursuant to this Letter Agreement.

4

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

DISTRIBUTION SERVICES AGREEMENT

This Agreement is between Jefferson National Life Insurance Company (“Company”) and Northern Lights Variable Trust (the “Trust”), and is intended to supplement the Participation Agreement dated May 1, 2007 by and between the Company and the Trust

Whereas, JNF Balanced Fund and JNF Equity Fund, each a series of the Trust (together, the “Funds”) have adopted a plan (“12b-1 Plan”) for purposes of paying for distribution services under Rule 12b-1 of the Investment Company Act of 1940, as amended, with respect to the Funds; and.

Whereas, the Company intends to issue Contracts that will be funded by an investment in the Funds; and

Whereas, the Company is interested in performing distribution services for the Trust with respect to the Funds in exchange for the receipt of fees pursuant to the 12b-1 Plan.

In consideration of the foregoing, and the mutual covenants set forth below, the Company and the Trust agree as follows:

1. Distribution Services. The Company has agreed to assist Trust, as it may request from time to time, with the provision of distribution services to the Funds, as they may relate to the investment in the Funds by the Separate Accounts. It is anticipated that such services shall include any activities primarily intended to result in the sale of shares of the Funds, including (but not limited to): distribution of Fund reports, prospectuses, and SAIs to other than existing holders of Contracts; the preparation and distribution of sales literature and advertising material for the Funds related to the Contracts; continuing education and training of insurance agents and other representatives of the Company, as well as other financial advisors, with respect to Funds and serving as funding vehicles for the Contracts; the provision of distribution support services by insurance agents and other representatives of the Company, as well as other financial advisors, who will provide personal service and attention to the foregoing; and other distribution services in respect of the Funds as mutually agreed upon from time to time.

2. Payment for Distribution Services. In consideration of the distribution services to be provided by the Company and its agents, the Trust, in accordance with the 12b-1 Plan, shall pay to the Company a fee with respect each Fund equal to [**] basis points ([**]) per annum of the average aggregate net asset value of the shares of the Fund held by the Separate Accounts under the Participation Agreement. For purposes of computing the payment to the Company contemplated under this Paragraph 2, the average aggregate net asset value of shares of each Fund held by the Separate Accounts over a monthly period shall be computed by totaling each Separate Account’s aggregate investment (share net asset value multiplied by total number of shares held by the Separate Account) on each business day during the calendar month, and dividing by the total number of business days during each month. The Payments contemplated by this Paragraph 2 shall be calculated by the Funds at the end of each calendar month and will be paid to each Company within 30 business days thereafter.

3 Term and Termination. This Agreement will terminate automatically upon assignment. Unless terminated as herein provided, this Agreement shall continue in effect for one year from the effective date and shall continue in effect for successive periods of one year thereafter, but only so long as each such continuance is specifically approved by votes of a majority of both: (i) the Trustees of the Trust and; and (ii) and the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation this Agreement (the “Qualified Trustees”), cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated with respect to a Fund at any time by the vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund. If this Agreement is terminated with respect to a Fund, the Fund will not be required to make any payments for expenses incurred after the date of termination.

4. Relationship to Other Agreements. This Agreement is intended to supplement the Participation Agreement and not intended to conflict with or supersede the provisions of the Participation Agreement All representations and warranties made by the parties in the Participation Agreement are incorporated into this Agreement and shall be deemed to have been made in connection with this Agreement.

NORTHERN LIGHTS VARIABLE TRUST

By:	/s/ Emile Molineaux
Name:	Emile Molineaux
Title:	Secretary

JEFFERSON NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Craig A. Hawley
Name:	Craig A. Hawley
Title:	General Counsel